UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 2, 2006
                               (October 13, 2006)


                          ATLANTIC WINE AGENCIES, INC.
             (Exact name of registrant as specified in its charter)


          Florida               Atlantic Wine Agencies Inc.      65-1102237
                                Golden Cross House
                                8 Duncannon Street
                                London
                                WC2N 4JF
                                United Kingdom

(State or other jurisdiction       (Address of Principal      (I.R.S. Employer
    of incorporation or              Executive Offices)      Identification No.)
       organization)




Registrant's telephone number, including area code: 011 44 20 7484 5005

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Item 8.01 Other Events

On October 13, 2006, Atlantic Wine Agencies, Inc. entered into an agreement with Auction Alliance, the South African auction firm, to sell its Myrtle Grove Property and Estates, subject to the minimum reserve being met. Assets including land, vineyards, winery equipment and stock will be included in the auction sale. Our management has concluded that (i) after expending considerable resources and efforts in developing its business and building world class wine brands from South Africa, significantly more capital is necessary to further grow the business which the Company is unable to procure on commercially acceptable terms, (ii) The ZAR (South African Rand) has shown considerable volatility related to uncertainty regarding future political situation and (iii) the best time to maximize our South African property and operations is by selling through the public auction process locally in South Africa prior to the growing season in the southern hemisphere. We anticipate the auction to be held on November 24, 2006 and the sale to close within 60 days of that date. When the sale has been completed, we will seek to use the proceeds from such sale, after satisfying our current liabilities, to develop or acquire a business or businesses which will we believe will best serve the long term interests of our shareholders. Such businesses may or may not be related to the wine industry.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies, Inc.

Date: November 2, 2006

/s/ Adam Mauerberger
-------------------------------
Mr. Adam Mauerberger,
President